EXHIBIT 10.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2008

B&D Food, Corp.
(Exact name of Registrant as specified in its Charter)

Delaware	000-21247	51-0373976
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Madison Avenue, Suite 1006, New York, New York 10022-2511
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 937-8456

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2008, B&D Food Corporation (“BDFC”) entered into a subscription agreement (the “Agreement”) with Daniel Ollech, Jacques Ollech and Mark Radom, shareholders of BDFC (the “Purchasers”) pursuant to which the Purchasers converted all of their outstanding principal and interest owed to each of them under the U.S. $10,000,000 promissory note dated July 8, 2005, as amended by the amendment to the promissory note dated May 7, 2007 and the second amendment to the promissory note dated September 28, 2008 into Series A Preferred Shares. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Exhibits

Exhibit 10.1 - Series A Preferred Shares Subscription Agreement.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

B&D Food Corporation

Dated: September 28, 2008	By:	/s/ Daniel Ollech
Name: Daniel Ollech
Title: Chief Executive Officer

Exhibit 10.1

B&D FOOD CORPORATION PREFERRED SHARE SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of September 28, 2008, by and among B&D Food Corporation, a corporation organized under the laws of Delaware ("BDFC"), and Daniel Ollech, Jacques Ollech and Mark Radom, each an individual residing in Israel (the "Purchasers").

Whereas, Livorno Investments S.A., the predecessor to the Purchasers (“Livorno”), has lent BDFC U.S. $10,000,000 pursuant to a promissory note dated July 8, 2005, as amended by the amendment to the promissory note dated May 7, 2007 and the second amendment to the promissory note dated September 28, 2008 (the “Note”);

Whereas, Livorno and the Purchasers have entered into a transfer agreement pursuant to which Livorno transferred its right, title and interest in, under and to the Note to the Purchasers in accordance with their respective ownership interests in Livorno;

Whereas, each of the Purchasers wishes to convert the outstanding principal and interest thereon into preferred shares of BDFC; and

Whereas, BDFC has authorized the issuance of preferred shares in a board of directors’ resolution dated the date hereof (the “Board of Directors’ Resolution) pursuant to the Amendment to the Certificate of Incorporation of BDFC dated July 5, 2005.

Now, therefore, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Issuance, Conversion and Rights of Series A Preferred Shares.

1.1 Issuance of Series A Preferred Shares. Pursuant to the authority granted to BDFC in its Board of Directors’ Resolution based on the Amendment to the Certificate of Incorporation dated July 5, 2005, BDFC hereby issues to the Purchasers an aggregate of 373,595,592 shares of its preferred stock (the “Series A Preferred Shares”).

1.2 Conversion of Principal and Interest under the Note. Subject to the terms and conditions hereof, BDFC hereby transfers the Series A Preferred Shares to Purchasers in exchange for each of the Purchasers cancelling its respective share of the Note (it being understood that the transactions contemplated hereby will result in all of Purchasers’ principal and accrued interest under the Note being converted into the Series A Preferred Shares).

1.3 Rights of Series A Preferred Shares. The Series A Preferred Shares will have the following rights:

•
Cumulative dividend of U.S. $100,000 (it being understood that BDFC has no obligation to declare and pay any dividends, but that Purchasers shall receive with a right of first priority pro rata to their ownership in Livorno U.S. $100,000 for every full calendar year that elapses before BDFC declares and pays a dividend prior to BDFC paying any dividends to holders of its common shares);

•
Conversion at the option of each of the Purchasers upon 45 days’ written notice into one share of BDFC’s common stock for each share of Series A Preferred Shares to be converted (it being understood that BDFC shall take any action necessary to effect a conversion into shares of common stock promptly upon receiving written notice from a Purchaser); and

•	Priority in distributions in the event of a liquidation or winding down of BDFC’s business.

2. Closing Dates; Delivery.

2.1 Closing. Subject to the satisfaction (or waiver) of the conditions to the closing contained in Section 6 of this Agreement, the purchase and sale of the Series A Preferred Shares shall take place at 10:00 a.m. local time on a date to be mutually agreed amongst the parties hereto, but, in any event, no later than September 30, 2008 (the "Closing").

2.2 Delivery. At Closing, BDFC and the Purchasers will sign this Agreement and BDFC will deliver to each of the Purchasers a certificate reflecting his ownership of the Series A Preferred Shares.

3. Additional Agreements and Covenants of the Parties. The parties hereto agree as follows:

3.1 Further Assurances. Each party hereto agrees to execute, on request, all other documents and instruments as the other party shall reasonably request, and to take any actions, which are reasonably required or desirable to carry out obligations imposed under, and affect the purposes of, this Agreement.

3.2 Miscellaneous.

3.2.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

3.2.2 Governing Law and Jurisdiction. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York (without giving effect to the conflicts of laws provisions thereof). The parties agree that any disputes arising hereunder shall be submitted to the non-exclusive jurisdiction of the courts of the State of New York.

3.2.3 Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

3.2.4 Entire Agreement; Amendments.

3.2.4.1Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes any and all prior and contemporaneous agreements, understandings, discussions and correspondence.

3.2.4.2 Amendments. This Agreement may be amended or modified only with the prior written consent of all parties hereto.

3.2.4.3 Severability.  In the event that any one or more of the provisions of this Agreement shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, the remainder of his Agreement shall remain enforceable and in full effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

B&D Food Corporation

Daniel Ollech

Jacques Ollech

Mark Radom